EXHIBIT 99.2

Lumera Reports Third Quarter 2008 Results, Updates Progress on Proposed Merger

BOTHELL, Wash.--(BUSINESS WIRE)--Lumera Corporation (NASDAQ:LMRA - News), a leader in photonics communication, today reported financial results for the third quarter 2008.

Revenues totaled $1,565,000 for the three months ended September 30, 2008 compared to $624,000 for the three months ended September 30, 2007, a 151% increase over the prior year quarter. Lumera’s loss from continuing operations totaled $1,526,000, or $0.06 per share, declined 53% for the three months ended September 30, 2008 compared to a loss of $3,214,000 or $0.16 per share for the three months ended September 30, 2007.

Revenues totaled $3,548,000 for the nine months ended September 30, 2008 compared to $2,418,000 for the nine months ended September 30, 2007, a 47% increase over the prior year-to-date period. Lumera’s loss from continuing operations the nine months ended September 30, 2008 totaled $6,752,000, or $0.32 per share, compared to a loss of $7,123,000 or $0.35 per share for the nine months ended September 30, 2007.

“Our strong revenue growth this quarter reflects the continuing support from our government funding partners," said Dr. Joe Vallner, Interim Chief Executive Officer of Lumera. “We continue to meet our current contract milestones, while also discussing new and continuation projects for 2009 and beyond. Our management team is working closely with the GigOptix team on pre-merger integration planning and the results of that work is evident in both our technology roadmap as well as in creating cost efficiencies. Efforts that we initiated last quarter to trim corporate expenses are beginning to show in our operating results. The technology planning work will help both teams hit the ground running post-merger. We are now in the final stages of the merger process with GigOptix and hope to mail merger proxies to our shareholders in the very near term. We trust that our shareholders will see, as do we, the merits of combining GigOptix and Lumera together and will vote for the merger.”

Proposed Merger with GigOptix, LLC

On March 27, 2008, Lumera Corporation and GigOptix, LLC (“GigOptix”) announced their entry into a definitive agreement to merge the two companies. Upon completion of the merger, which is subject to Lumera shareholder and other regulatory approval, existing securities holders of Lumera and GigOptix will each own approximately 50% of the outstanding securities of a new holding company named “GigOptix, Inc.” which will trade on the NASDAQ Market under the ticker symbol “GIGX.”

The Company filed the Form S-4 on September 8, 2008 and amended its filing to address initial SEC comments on October 10, 2008 and the SEC is continuing their review. When the SEC completes their review and declares it effective, we will begin mailing proxy statements to shareholders of record. We hope to hold the Annual Shareholder Meeting in early December at the Country Inn & Suites in Bothell, Washington. If the shareholders approve the merger at the meeting, the merger will close shortly thereafter.

A presentation by Dr. Avi Katz, current CEO of GigOptix, LLC and future Chairman and CEO of GigOptix, Inc. will be given during Lumera’s investor conference call beginning at 4:30 pm EDT, today, and will also be available for replay in the Investor Relations section of our web site.

The Company also announced a management change for the new combined company, GigOptix, Inc. Peter Biere, currently Senior Vice President and Chief Financial Officer of Lumera, will become Chief Financial Officer of GigOptix, Inc. and General Manager of GigOptix Bothell.

Summary Financial Discussion

Revenues totaled $1,565,000 for the three months ended September 30, 2008 compared to $624,000 for the three months ended September 30, 2007, a 151% increase over the prior year quarter. Government contract revenues totaled $1,555,000 for the current three month period, an increase of $931,000 or 149% from $624,000 in 2007. The expected increase in our current quarter contract revenues is related to additional and renewed government contracts awarded late in the first quarter of 2008. Backlog on our government contracts totaled $2.3 million at September 30, 2008. Product revenues for the three months ended September 30, 2008 totaled $10,000 consisting of sample electro-optic materials and devices. There were no product revenues in the prior year comparative period.

Revenues totaled $3,548,000 for the nine months ended September 30, 2008 compared to $2,418,000 for the nine months ended September 30, 2007, a 47% increase over the prior year-to-date period. Government contract revenues totaled $3,405,000 for the current nine month period, an increase of $1,078,000 or 46% from $2,327,000 in 2007. Product revenues for the nine months ended September 30, 2008 totaled $143,000 consisting of electro-optic devices and materials primarily for devices shipped to Lockheed Martin and sample electro-optic devices and materials. Product revenues for the same period in 2007 totaled $91,000.

Expenses from continuing operations for the three months ended September 30, 2008 totaled $2,350,000 compared to $3,760,000 for the same period in 2007, a 38% decline over the prior year quarter. Research and development expense totaled $437,000 in the current quarterly period, declining $501,000 or 53% for the same period in 2007. Increased contract revenues led to lower internal research expenses as we dedicated more science labor hours and materials to contract work. Marketing, general and administrative expense decreased by $909,000 or 32% to $1,913,000 during the current quarterly period from $2,822,000 in the same period in 2007. This decline is mostly due to lower salaries and non-cash stock based compensation costs in the current period due to reductions in our executive and administrative workforce and to contractual severance expenses incurred in the prior year quarterly period. Included in the current quarter is $383,000 in professional fees related to preparations for our proposed merger.

Expenses from continuing operations for the nine months ended September 30, 2008 totaled $8,856,000 compared to $9,158,000 for the same period in 2007, a decline of 3% over the prior year period. Research and development expenses decreased by $139,000 or 6% to $2,009,000 for the nine months ended September 30, 2008 from $2,148,000 in 2007. Higher contract revenues in the current period caused an increase in direct labor and related overhead costs applied to research and development expense, and to higher materials costs associated with device packaging development. Marketing, general and administrative expense decreased by $163,000 or 2% to $6,847,000 for the nine months ended September 30, 2008 from $7,010,000 in 2007. Compensation related costs associated with headcount reductions in workforce declined $1.6 million and reductions in general administrative and travel costs totaled $180,000 in the current year to date period. Professional fees associated with our proposed merger totaled $1.6 million during the first nine months of 2008. We also recorded a $500,000 collectability reserve against the Note Receivable from Asyrmatos during the first quarter of 2008.

Lumera’s loss from continuing operations totaled $1,526,000, or $0.06 per share, declined 53% for the three months ended September 30, 2008, compared to a loss of $3,214,000 or $0.16 per share for the three months ended September 30, 2007.

Lumera’s loss from continuing operations totaled $6,752,000, or $0.32 per share, declined 5% for the nine months ended September 30, 2008 compared to a loss of $7,123,000 or $0.35 per share for the nine months ended September 30, 2007.

Discontinued Operations

As required by the provisions of Statement of Financial Accounting Standards No. 144 Accounting for the Impairment of Disposal of Long-Lived Assets, Lumera began reporting the results of Plexera as discontinued operations in the quarter ended June 30, 2008. As such, the discussion above relates only to Lumera's continuing electro-optics business unless otherwise noted.

Lumera's net loss from discontinued operations totaled $2,497,000 during the nine months ended September 30, 2008, or $0.12 per share compared to a net loss of $3,747,000 for the same comparative prior year period, or $0.19 per share. Lumera’s net income from discontinued operations during the three months ended September 30, 2008 totaled $4,000 compared to a net loss of $1,617,000 for the prior year quarter.

Conference Call

Lumera will host a conference call to discuss its third quarter of 2008 financial results and introduce Dr. Avi Katz, CEO of GigOptix LLC, on Tuesday, October 21, at 4:30 p.m. EDT. The call will be broadcast over the Internet and can be accessed from the company's web site at www.lumera.com. Additionally, U.S. participants may join the conference call by dialing 800.561.2718 ten minutes prior to the start of the conference. International participants can dial 617.614.3525. The conference passcode number is 88482835. A telephone replay of the call will be available through October 28, and can be accessed by dialing 888-286-8010 (for U.S. participants) or 617-801-6888 (for international participants). The replay passcode is 48728916. A replay of the conference call will be available on the company's web site.

About Lumera

Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.

Certain statements contained in this release are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company's SEC reports, including its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q.

Lumera and its proposed successor GigOptix Inc., have filed with the SEC a joint proxy/registration statement on Form S-4, which will contain a proxy statement/prospectus regarding the proposed merger transaction, as well as other relevant documents concerning the transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND THESE OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LUMERA, GIGOPTIX LLC AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Lumera’s stockholders seeking their approval of Lumera’s issuance of shares in the transaction and to members of GigOptix LLC. Investors and security holders may obtain a free copy of the registration statement and proxy statement/prospectus (when available) and other documents filed by Lumera with the SEC at the SEC’s web site at www.sec.gov. Free copies of Lumera’s SEC filings are available on Lumera’s web site at www.lumera.com and also may be obtained without charge by directing a request to Lumera Corporation, 19910 North Creek Parkway, Bothell, WA 98011-3008, Attention: Investor Relations or by telephoning us at (425) 398-6546.

Lumera and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Lumera’s stockholders with respect to the proposed transaction. Information regarding Lumera’s directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 17, 2008, as amended by Form 10-K/A filed with the SEC on March 27, 2008 and by Form 8-K filed with the SEC on September 5, 2008. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other documents to be filed with the SEC in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:
Lumera Corporation
Investor Contact:
Lumera Corporation
Dr. Hélène Jaillet, 425-398-6546
hjaillet@lumera.com
or
Media Contact:
The Summit Group Communications
Todd Wolfenbarger, 801-595-1155
801-244-9600 cell

Source: Lumera Corporation